Exhibit 99.1

Regal Entertainment Group Reports Results for Second Quarter 2005 and
Declares Quarterly Dividend

Knoxville, Tennessee – July 28, 2005 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States under the Regal Cinemas, United Artists Theatres and Edwards Theatres brands, today announced results for second quarter 2005 and declared a cash dividend of $0.30 per common share.

Total revenue for the quarter ended June 30, 2005 was $643.1 million, a 4.5% decrease from total revenue of $673.1 million for the second fiscal quarter of 2004.  Net income was $26.4 million in the second quarter of 2005 compared to net income of $7.4 million in the same period of 2004; however, excluding loss on debt extinguishment (net of related tax effects) net income totaled $26.4 million in the second quarter of 2005 compared $53.0 million in the comparable quarter of 2004.  Adjusted earnings per diluted share (1) was $0.19 for the second quarter of 2005 compared to $0.37 during the second quarter of 2004.  Adjusted EBITDA(2) of $126.8 million for the quarter ended June 30, 2005 decreased 18.7% from the comparable quarter in 2004 and represented an Adjusted EBITDA margin of approximately 19.7%.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.30 per Class A and Class B common share, payable on September 16, 2005, to stockholders of record on September 8, 2005.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“During a quarter of negative box office comparisons, our accretive acquisitions of Signature Theatres and other theatres coupled with continued growth in revenue generated by the activities of the National CineMedia venture, produced incremental revenues and free cash flow allowing the Company to partially offset a disappointing second quarter box office,” stated Mike Campbell, CEO of Regal Entertainment Group.

 “In addition, we are pleased to announce continued progress in our stated business strategy,” Campbell stated.  We recently completed our acquisition of 230 Eastern Federal screens, and National CineMedia, LLC recently announced the addition of Cinemark, Inc. to the National CineMedia cinema advertising joint venture,” Campbell continued.  These strategic developments should provide us with future opportunities to provide incremental value for our shareholders,” Campbell stated.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2004 Annual Report on Form 10-K filed with the

Securities and Exchange Commission on March 15, 2005.  All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss second quarter 2005 results on July 28, 2005 at 9:30 a.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 800-810-0924 (Domestic) and 913-981-4900 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for either the Regal Entertainment Group conference call or conference #7638941. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 888-203-1112 (Domestic) and 719-457-0820 (International) and enter the conference ID #7638941. In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,605 screens in 579 locations in 40 states. Regal operates approximately 18% of all indoor screens in the United States including theatres in 44 of the top 50 U.S. markets and growing suburban areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations and, through its investment in National CineMedia, LLC, further realize cinema advertising, marketing and other revenue enhancing opportunities by utilizing Regal’s existing asset base.

Additional information is available on the Company’s Web site at www.REGmovies.com.

# # #

Financial Contacts:	Media Contact:

Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President – Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group

Consolidated Statements of Operations Information

For the Fiscal Quarters Ended 6/30/05 and 7/1/04

(dollars in millions, except per share data)

	Quarter	Quarter	Two Quarters	Two Quarters
	Ended	Ended	Ended	Ended
	June 30, 2005	July 1, 2004	June 30, 2005	July 1, 2004

Revenues:
Admissions	$419.7	$450.2	$808.5	$819.1
Concessions	171.6	179.3	321.2	316.0
Other operating revenue	51.8	43.6	90.4	78.5
Total revenue	643.1	673.1	1,220.1	1,213.6

Operating expenses:
Film rental and advertising costs	234.2	243.7	433.1	424.9
Cost of concessions	25.0	26.4	47.4	46.6
Rent expense	76.8	70.3	151.3	139.1
Other operating expenses	166.8	160.1	328.6	317.5
General and administrative expenses	14.4	16.7	31.5	32.3
Restructuring expenses and amortization of deferred stock compensation	1.5	1.6	3.2	3.4
Depreciation and amortization	48.9	43.3	97.1	86.5
Net loss (gain) on disposal and impairment of operating assets	1.3	(2.9)	4.2	(4.0)
Joint venture equity including employee compensation	2.5	—	2.5	—
Gain on lawsuit settlement	—	—	—	(8.2)
Income from operations	71.7	113.9	121.2	175.5

Interest expense, net	28.3	21.4	56.2	40.6
Minority interest in earnings of consolidated subsidiaries	(0.1)	(0.2)	(0.1)	0.9
Loss on debt extinguishment	—	76.0	—	76.0
Other, net	—	3.2	—	6.6
Income before income taxes	43.5	13.5	65.1	51.4
Provision for income taxes	17.1	6.1	25.6	21.2
Net income	$26.4	$7.4	$39.5	$30.2

Diluted earnings per share	$0.17	$0.05	$0.26	$0.21
Adjusted earnings per diluted share(1)	$0.19	$0.37	$0.28	$0.54

Weighted average number of diluted shares outstanding (in millions):	155.0	147.5	154.3	146.6

Consolidated Summary Balance Sheet Information

(dollars in millions)

	As of	As of
	June 30, 2005	December 30, 2004

Cash and cash equivalents	$178.0	$243.9
Total assets	2,470.0	2,542.4
Total debt	1,991.8	2,005.8
Stockholders’ equity	44.6	69.0

	Quarter Ended
	June 30, 2005	July 1, 2004
Operating Data:
Theatres at period end	558	544
Screens at period end	6,375	6,053
Average screens per theatre	11.4	11.1
Attendance (in thousands)	61,189	69,075
Average ticket price	$6.86	$6.52
Average concessions per patron	$2.80	$2.60

Reconciliation of Net Income to EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

	Quarter Ended
	June 30, 2005	July 1, 2004

Net income	$26.4	$7.4
Interest expense, net	28.3	21.4
Provision for income taxes	17.1	6.1
Depreciation and amortization	48.9	43.3
EBITDA	120.7	78.2
Interest expense, net	(28.3)	(21.4)
Provision for income taxes	(17.1)	(6.1)
Deferred income taxes	(2.3)	0.7
Loss on debt extinguishment	—	76.0
Changes in operating assets and liabilities	21.8	12.6
Other items, net	5.0	(1.7)
Net cash provided by operating activities	$99.8	$138.3

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

	Quarter Ended
	June 30, 2005	July 1, 2004

EBITDA	$120.7	$78.2
Loss (gain) on disposal and impairment of operating assets	1.3	(2.9)
Restructuring expenses and amortization of deferred
stock compensation	1.5	1.6
Loss on debt extinguishment	—	76.0
Joint venture employee compensation	3.4	—
Minority interest and other, net	(0.1)	3.0
Adjusted EBITDA (2)	$126.8	$155.9

Free Cash Flow

(dollars in millions)

	Quarter Ended
	June 30, 2005	July 1, 2004

Net cash provided by operating activities	$99.8	$138.3
Capital expenditures	(44.6)	(28.3)
Proceeds from asset sales	10.9	9.5
Free cash flow(2)	$66.1	$119.5

Reconciliation of Earnings Per Diluted Share

(dollars in millions, except per share data)

	Quarter Ended
	June 30, 2005	July 1, 2004

Net income	$26.4	$7.4
Loss on debt extinguishment, net of related tax effects	—	45.6
Net income, excluding loss on debt extinguishment, net of related tax effects	26.4	53.0
Restructuring expenses and amortization of deferred stock compensation, net of related tax effects	0.9	1.0
Net income, excluding loss on debt extinguishment, restructuring expenses and amortization of deferred stock compensation, net of related tax effects	$27.3	$54.0
Joint venture employee compensation, net of related tax effects	2.0	—
Net income, excluding loss on debt extinguishment, restructuring expenses, amortization of deferred stock compensation and joint venture employee compensation, net of related tax effects	$29.3	$54.0
Weighted average number of diluted shares	155.0	147.5
Adjusted earnings per diluted share, excluding loss on debt extinguishment, restructuring expenses and amortization of deferred stock compensation and joint venture employee compensation, net of related tax effects (1)	$0.19	$0.37
Earnings per diluted share	$0.17	$0.05

(1)          We have included adjusted earnings per diluted share, which is earnings per diluted share excluding loss on debt extinguishment, restructuring expenses and amortization of deferred stock compensation and joint venture employee compensation, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)          Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, restructuring expenses and amortization of deferred stock compensation, joint venture employee compensation,  gain on disposal and impairment of operating assets, minority interest in earnings of consolidated subsidiaries and other, net) was approximately $126.8 million, or 19.7% of total revenues, for the quarter ended June 30, 2005.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the performance and liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitutes for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.